Exhibit 10.1

COMMITMENT INCREASE ACTIVATION NOTICE

To:	PNC Bank, National Association, as Administrative Agent
under the Credit Agreement referred to below

Reference is made to the Credit Agreement, dated as of July 18, 2013 (as amended by the First Amendment, dated as of October 20, 2014, and as further amended, supplemented or modified from time to time, the “Credit Agreement”), among M/I Homes, Inc. (the “Borrower”), the Lenders party thereto, certain other parties and PNC Bank, National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This notice is an activation notice referred to in Section 2.21 of the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:
1.    Each Lender party hereto agrees to increase the amount of its Commitment as set forth opposite such Lender’s name on the signature pages hereof under the caption “Incremental Commitment Amount”.

2.    The Increased Facility Closing Date is August 28, 2015.

3.     The aggregate amount of Incremental Commitments contemplated hereby is $100,000,000.

4.     The agreement of each Lender party hereto to obtain an Incremental Commitment on the Increased Facility Closing Date is subject to the satisfaction of the following conditions precedent:

(a) Activation Notice. The Administrative Agent shall have received this notice, executed and delivered by the Borrower and each Lender party hereto.

(b) Representations and Warranties; No Defaults. On and as of the Increased Facility Closing Date and after giving effect to the Incremental Commitments, (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (provided that to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation and warranty shall be true and correct in all respects) and (ii) no Default or Event of Default shall have occurred and be continuing.

(c) Officer’s Certificate. The Administrative Agent shall have received a certificate from the Borrower certifying to as to the satisfaction of the conditions in clause (b) above.

(d) Reaffirmation Agreement. The Administrative Agent shall have received a Reaffirmation Agreement, executed and delivered by each Guarantor and the Administrative Agent.

(e) Notes. The Administrative Agent shall have received any Notes requested by the Lenders party hereto payable to the order of each such requesting Lender.

(f) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received the following supporting documents with respect to the Borrower and the other Loan Parties: (i) (A) a copy of its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable), certified as of a date reasonably close to the Increased Facility Closing Date to be a true and accurate copy by the Secretary of State (or similar Governmental Authority) of its state of incorporation or formation or (B) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) certifying that the true and accurate copy of the certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable) delivered to the Administrative Agent on or about July 18, 2013 (or in the case of a Loan Party that became a Restricted Subsidiary after July 18, 2013, the date of the delivery of such document to the Administrative Agent in connection with such Loan Party becoming a Restricted Subsidiary) has not been amended, modified, replaced or substituted in any manner since the date of such delivery; (ii) a certificate of that Secretary of State (or similar Governmental Authority), dated as of a date reasonably close to the Increased Facility Closing Date, as to its existence and (if available) good standing; (iii) (A) a copy of its regulations or by-laws, partnership agreement, or operating agreement or limited liability company agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its regulations or by-laws, partnership agreement, or operating agreement or limited liability company agreement (as applicable) in effect on the Increased Facility Closing Date or (B) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) certifying that the true and accurate copy of its regulations or by-laws, partnership agreement, or operating agreement or limited liability company agreement (as applicable) delivered to the Administrative Agent on or about July 18, 2013 (or in the case of a Loan Party that became a Restricted Subsidiary after July 18, 2013, the date of the delivery of such document to the Administrative Agent in connection with such Loan Party becoming a Restricted Subsidiary) has not been amended, modified, replaced or substituted in any manner since the date of such delivery; (iv) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Commitment Increase Activation Notice and the Credit Agreement; (v) (A) a copy of resolutions of its board of directors or the executive committee of the board of directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such board of directors or the executive committee of the board of directors, or other appropriate resolutions or consents of its general partner, manager or members certified by its secretary, assistant secretary, general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its general partner, manager or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Increased Facility Closing Date, authorizing the execution and delivery by it of this Commitment Increase Activation Notice and any Notes, the Reaffirmation Agreement and other Loan Documents delivered on the Increased Facility Closing Date to which it is a party and the performance by it of all its obligations thereunder and under the Credit Agreement or (B) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) certifying that the true and accurate copy of resolutions of its board of directors or the executive committee of the board of directors duly adopted by such board of directors or executive committee of the board of directors, or other appropriate resolutions or consents of its general partner, manager or members duly adopted, approved or otherwise delivered by its general partner, manager or members (to the extent necessary and applicable), in each case, authorizing the execution and delivery by it of this Commitment Increase Activation Notice and any Notes, the Reaffirmation Agreement and other Loan Documents delivered on the Increased Facility Closing Date to which it is a party and the performance by it of all its obligations thereunder and under the Credit Agreement and delivered to the Administrative Agent on or about October 20, 2014 (or in the case of a Loan Party that became a Restricted Subsidiary after October 20, 2014, the date of the delivery of such document to the Administrative Agent in connection with such Loan Party becoming a Restricted Subsidiary), are in full force and effect on the Increased Facility Closing Date and have not been amended, modified, replaced or substituted in any manner since the date of such delivery; and (vi) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.

(g) Legal Opinion. The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable legal opinion of Vorys, Sater, Seymour and Pease LLP, counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent may reasonably require.

(h) Fees and Expenses. The Administrative Agent shall have received all fees required to be paid on or before the Increased Facility Closing Date and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) on or before the Increased Facility Closing Date.

5.     The Borrower, the Administrative Agent and each of the Lenders party hereto agree to waive the ten (10) Business Day advance notice requirement set forth in Section 2.21 of the Credit Agreement with respect to the Incremental Commitments and Commitment Increase contemplated by this Commitment Increase Activation Notice.

6.    The parties hereto acknowledge that after giving effect to Incremental Commitments and the Commitment Increase contemplated by this Commitment Increase Activation Notice, the Commitment of each Lender shall be as set forth in Exhibit A hereto.

[Signature page follows]

M/I HOMES, INC.

By: /s/ Kevin Hake
Name: Kevin Hake
Title: Senior VP, Finance & Business Development

Incremental Commitment Amount        FIFTH THIRD BANK
$15,000,000.00

By: /s/ Ted Smith
Name: Ted Smith
Title: Senior Vice President

Incremental Commitment Amount        THE HUNTINGTON NATIONAL BANK
$12,000,000.00

By: /s/ Florentina Djulvezan
Name: Florentina Djulvezan
Title: Assistant Vice President

Incremental Commitment Amount        U.S. BANK NATIONAL ASSOCIATION
$12,000,000.00

By: /s/ Anthony J. Mathena
Name: Anthony J. Mathena
Title: Vice President

Incremental Commitment Amount        CITIBANK, N.A.
$11,000,000.00

By: /s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Incremental Commitment Amount        JPMORGAN CHASE BANK, N.A.
$11,000,000.00

By: /s/ Nadeige Dang
Name: Nadeige Dang
Title: Vice President

Incremental Commitment Amount        PNC BANK, NATIONAL ASSOCIATION
$11,000,000.00

By: /s/ Douglas G. Paul
Name: Douglas G. Paul
Title: Senior Vice President

Incremental Commitment Amount        WELLS FARGO BANK, NATIONAL ASSOCIATION
$11,000,000.00

By: /s/ Elena Bennett
Name: Elena Bennett
Title: Senior Vice President

Incremental Commitment Amount        COMERICA BANK
$7,000,000.00

By: /s/ Charles Weddell
Name: Charles Weddell
Title: Vice President

Incremental Commitment Amount        REGIONS BANK
$5,000,000.00

By: /s/ Randall S. Reid
Name: Randall S. Reid
Title: Senior Vice President

Incremental Commitment Amount        TEXAS CAPITAL BANK, N.A.
$5,000,000.00

By: /s/ Carolynn Alexander
Name: Carolynn Alexander
Title: Senior Vice President

CONSENTED TO:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Douglas G. Paul
Name: Douglas G. Paul
Title: Senior Vice President

EXHIBIT A
Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$50,000,000
PNC Bank, National Association	$50,000,000
Wells Fargo Bank, National Association	$50,000,000
Citibank, N.A.	$50,000,000
The Huntington National Bank	$40,000,000
U.S. Bank National Association	$40,000,000
Comerica Bank	$35,000,000
Fifth Third Bank	$35,000,000
Regions Bank	$25,000,000
Texas Capital Bank, National Association	$25,000,000
Total Commitments	$400,000,000